Exhibit 99.1

Danimer Scientific Appoints Michael A. Hajost as Chief Financial Officer

Jad Dowdy to assume new role of Senior Vice President of Financial Planning and Analysis

BAINBRIDGE, Ga. – Jan. 20, 2022 – Danimer Scientific, Inc. (NYSE: DNMR) (“Danimer” or the “Company”), a leading next generation bioplastics company focused on the development and production of biodegradable materials, today announced the appointment of Michael (Mike) A. Hajost as Chief Financial Officer. Hajost will succeed John A. (Jad) Dowdy, III, who will assume the new role of Senior Vice President, Financial Planning and Analysis. Hajost will join the Company on February 7, 2022, as special advisor to Danimer’s Chief Executive Officer Stephen E. Croskrey before assuming the CFO position in early March 2022.

Hajost most recently served as CFO of Strategic Materials, Inc., one of the largest and most comprehensive glass recyclers in North America with 900 employees across 50 locations. Prior to that position, he served as CFO of Accuride Corporation, a global leader in the design and manufacturing of wheel components for the commercial truck, passenger car and off-road vehicle industries, where he was instrumental doubling its revenues through strategic acquisitions. Prior to Accuride, he served as Vice President, Treasury and Investor Relations at Carpenter Technology Corporation (NYSE:CRS), a leading international manufacturer of specialty alloys and engineered products. He brings a strong track record of strategic transactions, capital market financing, risk management and liquidity management, as well as the proven ability to maximize growth. His experience leading financial operations and investor relations at billion-dollar manufacturing and technology companies will be a critical asset to Danimer as it continues to grow its operations. Hajost’s 30-year corporate career was preceded by his five years of service as an officer in the U.S. Army, attaining the rank of Captain. He is a graduate of the United States Military Academy at West Point with a Bachelor of Science degree in Engineering. He subsequently earned his MBA in Finance from the Booth School of Business at the University of Chicago.

Croskrey said, “Mike brings considerable experience in managing global growth and profitability while leading the finance and investor relations functions of several large companies across a variety of industries. His skills and perspectives will be instrumental in helping us maintain our leading position as a bioplastics manufacturer during this period of industry growth, and I’m thrilled to welcome him to Danimer. Additionally, I would like to thank Jad for his invaluable guidance throughout Danimer’s journey from a start-up to a public company, and I am grateful to have his continued support as we further our growth initiatives.”

Hajost said, “I am excited to join a talented team that is at the forefront of this burgeoning industry. After closely following Danimer’s work in developing PHA and other biodegradable alternatives to plastic, I look forward to helping bring the Company’s vision to fruition.”

Dowdy, who will continue supporting ongoing operations and special projects such as the construction of Danimer’s new manufacturing facility in Bainbridge, said, “I am proud of the work we have done to grow Danimer into a public company, and we are only just getting started. There is tremendous opportunity to build upon the rapidly growing interest in commercial applications for biopolymers, and I’m looking forward to working with Mike to help execute our strategy to drive growth and meet customer demand.”

For more information, please visit www.DanimerScientific.com.

About Danimer Scientific

Danimer is a pioneer in creating more sustainable, more natural ways to make plastic products. For more than a decade, its renewable and sustainable biopolymers have helped create plastic products that are biodegradable and compostable and return to nature instead of polluting our lands and waters. Danimer’s technology can be found in a vast array of plastic end products that people use every day. Applications for its biopolymers include additives, aqueous coatings, fibers, filaments, films and injection-molded articles, among others. Danimer holds more than 390 granted patents and pending patent applications in more than 20 countries for a range of manufacturing processes and biopolymer formulations. For more information, visit www.DanimerScientific.com.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer demand on our products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of the Company’s customers; the Company’s ability to implement its business strategy, including, but not limited to, its ability to expand its production facilities and plants to meet customer demand for its products and the timing thereof; risks relating to the uncertainty of the projected financial information with respect to the Company; the ability of the Company to execute and integrate acquisitions; changes in governmental regulation, legislation or public opinion relating to our products; the Company’s exposure to product liability or product warranty claims and other loss contingencies; disruptions and other impacts to the Company’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of the Company’s manufacturing facilities and suppliers, as well as consumer demand for our products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on the Company and its suppliers and customers; the Company’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, our information systems; the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes; our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems; the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize potential net operating loss carryforwards; and changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts

For Danimer:

Investors

ir@danimer.com

Phone: 229-220-1103

Media

Anthony Popiel

apopiel@daltonagency.com

Phone: 404-876-1309